Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934
                             (Amendment No. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [X]  Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             BIG O TIRES, INC.
             (Name of Registrant as Specified in its Charter)


                       Philip J. Teigen, Secretary
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box:

     [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to
         Exchange Act Rule 14a6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

          (1) Title to each class of securities to which transaction applies:

               ___________________________________________


          (2)  Aggregate number of securities to which
               transaction applies:

               ___________________________________________


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
               Act Rule 0-11:

               ___________________________________________

          (4)  Proposed maximum aggregate value of transaction:


               ___________________________________________

Set forth the amount of which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________
     (2)  Form, Schedule or Registration Statement No.:__________
     (3)  Filing Party: _______________
     (4)  Date Filed: _________________



                             BIG O TIRES, INC.
                       11755  East  Peakview  Avenue
                       Englewood,  Colorado   80111






               NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                     TO  BE  HELD  ON  JUNE  7,  1995




To Our Shareholders:

The Annual Meeting of Shareholders of Big O Tires, Inc., a Nevada corporation ("Company"), will be held at the Company's Sales and Service Center located at 875 American Pacific Drive, Henderson, Nevada 89014 on June 7, 1995, at 7:00 p.m., Pacific Daylight Time, for the purpose of considering and acting upon the following:

I. To elect three (3) Class II Directors to hold office for terms that will expire on the third succeeding Annual Meeting of Shareholders after such election, and one (1) Class IV Director to hold office for a term that will expire on the next succeeding Annual Meeting of Shareholders after such election, or until their successors are duly elected and qualified.

II. To increase the number of shares of the Company's $.10 par value Common Stock that may be either available for grant or issued upon the exercise of options granted under the Company's Long Term Incentive Plan from 220,000 shares to 320,000 shares.

III. To consider such other matters as may properly come before the Meeting or any adjournments thereof.

Only shareholders of record as of the close of business on April
10, 1995, are entitled to notice of and to vote at the Annual
Meeting.

                 BY ORDER OF THE BOARD OF DIRECTORS




                                Philip J. Teigen,
                                Secretary
Englewood, Colorado

May 1, 1995



THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING WITH YOU A PROXY FROM THE BROKER OR NOMINEE TO CONFIRM YOUR OWNERSHIP OF SHARES.


                             BIG O TIRES, INC.
                        11755 East Peakview Avenue
                        Englewood, Colorado  80111






                              PROXY STATEMENT

                     ANNUAL  MEETING  OF  SHAREHOLDERS
                             TO  BE  HELD  ON
                               JUNE 7,  1995







The enclosed Proxy is solicited by and on behalf of the Board of Directors of Big O Tires, Inc., a Nevada corporation ("Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's Sales and Service Center located at 875 American Pacific Drive, Henderson, Nevada 89014, on June 7, 1995, at 7:00 p.m., Pacific Daylight Time, and at any and all adjournments thereof. This Proxy Statement and the accompanying Proxy are being mailed to the Company's shareholders on or about May 1, 1995.

Any Company shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company; or (ii) executing and delivering to the Company a later dated proxy. Mere attendance at the Annual Meeting, without submitting such written notice of revocation or without executing and delivering a later dated proxy, will not revoke the proxy.

             VOTING  SECURITIES  AND  PRINCIPAL  SHAREHOLDERS

All voting rights are vested exclusively in the holders of the Company's $.10 par value common stock ("Common Stock") with each share entitled to one vote. Cumulative voting for the election of Directors is not permitted. Only shareholders of record as of the close of business on April 10, 1995, are entitled to notice of and to vote at the Annual Meeting of Shareholders, or any adjournments thereof. On April 10, 1995, the Company had 3,312,143 shares of its Common Stock outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock of the Company entitled to vote will constitute a quorum for the transaction of such business as may properly come before the meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of Directors, in voting by proxy, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposal to be voted upon, shareholders may vote in favor of the proposal, against the proposal or may abstain from voting on the proposal. Shareholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for Directors and FOR the proposal to increase the number of shares of Common Stock available under the Long Term Incentive Plan. The election of Directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. The approval of the increase in the number of shares of Common Stock available under the Long Term Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock of the Company voting on the proposal in person or by proxy at the Annual Meeting. Votes withheld in the election of Directors will be excluded from the vote and will have no effect on the outcome of the election of Directors. Abstentions will be counted in the denominator in determining the fraction of votes voted for approval of the increase in the number of shares of Common Stock available under the Long Term Incentive Plan and thus will have the effect of votes against such approval. Broker non-votes will not be included in the vote total with respect to the approval of the increase in the number of shares of Common Stock available under the Long Term Incentive Plan. Broker non-votes and abstentions will be treated as shares that are present and entitled to vote for determining the presence of a quorum.

The following persons are the only persons known to the Company who, on April 10, 1995, owned beneficially more than 5% of the outstanding shares of the Company's Common Stock:


Name and Address of           Amount and Nature of     Percent
Beneficial Owner             Beneficial Ownership      of Class

Big O Tires, Inc.                   560,420<F1>         16.92%
Employee Stock Ownership Plan
("ESOP")
11755 East Peakview Avenue
Englewood, Colorado  80111

Balboa Investment Group, L.P.,      320,500<F2>          9.68%
a California limited partnership
and Mr. Kenneth W. Pavia, Sr.,
the sole general partner of
this partnership
1101 East Balboa Boulevard
Newport Beach, California 92661-1313

Maurice D. Sabbah, et al.           190,265<F3>          5.74%
262 East Moorehead Street
P.O. Box 700
Burlington, North Carolina  27216

Big O Senior Management
and Dealer Group                    209,278<F4>          6.32%
c/o William Spencer
IFC Limited
1099 18th Street
Denver, Colorado  80202
______________________________

<F1>  Of the 560,420 shares of Common Stock in the ESOP,
approximately 107,175 shares of Common Stock will be allocated to Participants' accounts as of December 31, 1994. Each Participant has voting power over the shares of Common Stock allocated to his or her account. The ESOP Administrator shall direct the Trustee concerning the exercise of any voting rights of the Company's Common Stock which are not passed through to Participants or are not exercised by Participants, including shares of the Company's Common Stock which are held in an unallocated ESOP suspense account.

<F2>  In a Schedule 13D, as amended, the Company was notified that these persons held these shares of Common Stock. (See also the "Certain Transactions" section of this proxy statement.)

<F3>  In a Schedule 13D dated December 6, 1994, the Company was notified that these persons held these shares of Common Stock.

<F4>  In a Schedule 13D, as amended, the Company was notified that these persons held these shares of Common Stock. These persons consist of a group of Company officers led by Company President, Steven P. Cloward, managers and Company franchisees ("Dealer-Management Group") that made an offer to acquire the outstanding shares of the Company. The shares reported in this
Schedule 13D, as amended, include the shares for the aforementioned officers disclosed in the "Security Ownership of Management" section of this proxy statement. (See also the "Certain Transactions" section of this proxy statement.)

                     SECURITY OWNERSHIP OF MANAGEMENT

The following table shows, as of April 10, 1995, the shares of the Company's outstanding Common Stock beneficially owned by each Director and nominee for Director of the Company and the shares of the Company's outstanding Common Stock beneficially owned by all Executive Officers and Directors of the Company as a group:

Name of                Amount and Nature of            Percent
Beneficial Owner      Beneficial Ownership<1><9>      of Class<9>

John B. Adams                39,394 <F2><F7><F8>        1.18%
Ronald D. Asher              16,109 <F3><F7>                *
Frank L. Carney                 754 <F7>                    *
Steven P. Cloward           100,569 <F4><F7><F8>        3.01%
Everett H. Johnston             904 <F7>                    *
Robert K. Lallatin              160                         *
Horst K. Mehlfeldt            3,154 <F7>                    *
John E. Siipola               4,782 <F7>                    *
Ralph J. Weiger               3,003 <F7>                    *
C. Thomas Wernholm           20,914 <F5><F7>                *

All Current Directors
and Executive Officers               <F2><F3><F4>
as a Group (17 persons)     264,639  <F5><F6><F7><F8>   7.73%

* Percent of shares of Common Stock beneficially owned by this Director does not exceed 1% of the Company's outstanding Common
Stock.

<F1>  Unless otherwise indicated, the shares are held directly in the names of the beneficial owners and each person has sole voting and sole investment power with respect to the shares.

<F2>  Includes 1,311 shares of Common Stock owned jointly by Mr.
Adams and his wife, over which shares Mr. Adams may be deemed to have shared voting and investment power, and includes 14,555 shares of Common Stock that have been allocated or are expected to be allocated to Mr. Adams in the ESOP, over which shares Mr. Adams has and will have sole voting power.

<F3>  Includes beneficial ownership by R & A Asher, Inc., a
California corporation ("R & A"), of 156 shares of Common Stock. Mr. Asher and his wife each own 50% of the issued and outstanding capital stock of R & A, and Mr. Asher may be deemed to have shared voting and investment power over the 156 shares. Includes approximately 470 shares owned by a retirement trust in which Mr. Asher and his wife are co-trustees.

<F4> Includes 25,110 shares owned directly by Mr. Cloward's wife, over which shares Mr. Cloward may be deemed to have shared voting and investment power, and includes 34,850 shares that have been allocated or are expected to be allocated to Mr. Cloward in the ESOP, over which shares Mr. Cloward has and will have sole voting power.

<F5>  Includes 4,688 shares of Common Stock owned jointly by Mr.
Wernholm and his wife and over which shares Mr. Wernholm may be deemed to have shared voting and investment power over such shares.

<F6> Includes the following shares of Common Stock that have been allocated or are to be allocated to the following Executive Officers not named above who participate in the ESOP, over which shares these Executive Officers will have sole voting power:

    Name                            No. of Shares

    Dennis J. Fryer                     4,637
    Allen E. Jones                      4,067
    Ronald H. Lautzenheiser             6,566
    Kelley A. O'Reilly                  1,707
    Gregory L. Roquet                   2,946
    Thomas L. Staker                    2,993
    Philip J. Teigen                    2,886
    Bruce H. Ware                       4,917

<F7>  Included in the above share figures are shares of Common
Stock underlying presently exercisable options granted under the Big O Tires, Inc. Director and Employee Stock Option Plan owned by the following Directors and Executive Officers:

                                     No. of Shares
                                Underlying Presently
    Name                         Exercisable Options

    John B. Adams                       4,922
    Ronald D. Asher                    15,483
    Frank L. Carney                       754
    Steven P. Cloward                  12,284
    Everett H. Johnston                   904
    Allen E. Jones                        632
    Horst K. Mehlfeldt                  3,154
    John E. Siipola                     3,782
    Philip J. Teigen                      833
    Bruce H. Ware                         302
    Ralph J. Weiger                     1,356
    C. Thomas Wernholm                 16,226

<F8> Included in the above share figures are shares of restricted
Common Stock granted under the Big O Tires, Inc. Long Term
Incentive Plan, over which shares the following Executive
Officers have sole voting power and includes shares of Common
Stock underlying presently exercisable options granted under the LTI Plan:

  Name                      No. of Shares          No. of Options

  John B. Adams                   7,552               11,054
  Steven P. Cloward              11,370               16,955
  Dennis J. Fryer                 1,716                    0
  Allen E. Jones                  1,716                4,684
  Ronald H. Lautzenheiser         3,495                3,804
  Kelley A. O'Reilly              2,065                    0
  Gregory L. Roquet               1,907                4,684
  Thomas L. Staker                4,479                3,681
  Philip J. Teigen                1,634                1,841
  Bruce H. Ware                   1,764                4,684

<F9> The beneficial ownership and percentages for each person and the group have been reported and calculated as if the presently exercisable options owned by each person or the group referred to in the preceding footnotes had been exercised.

                         I.  ELECTION OF DIRECTORS

At the April 13, 1995, meeting of the Board of Directors, the Company's Bylaws were amended to add a fourth class of director. Prior thereto, the Bylaws provided for three (3) classes of directors. The Class I, II and III Directors are to remain as nearly equal in number as possible and all of the classes of directors are to have such number of directors so that at least one-fourth of the total number of directors is elected for a three year term at each Annual Meeting of Shareholders. The Class IV Director, when elected at the Annual Meeting of Shareholders, will serve for a one year term. The terms of Class II Directors expire at this Annual Meeting of Shareholders. Accordingly, three (3) Class II Directors are to be elected for three year terms, and one Class IV Director is to be elected for a one year term, or until their successors are duly elected and qualified.

The persons named in the enclosed Proxy will vote the shares represented by such Proxy for the election of the three (3) nominees for Class II Directors and one (1) Class IV Director, all of which are named below, unless authority to do so is withheld. If, at the time of the Annual Meeting, any of these nominees shall not be available for any reason for election as a Director, which event is not expected to occur, the proxies will be voted for such substitute(s) as shall be designated by the Board of Directors.

The persons who have been nominated for Class II and Class IV
Directors are listed below . Each nominee has agreed to his nomination and has agreed to serve if elected.

                                 Principal Occupation During
Name of          Director        the Last Five Years and Other
Nominee          Since    Age    Position, if any, In the Company




Nominees for Class II Director to serve until the Company's 1998
Annual Meeting of Shareholders:

Steven P. Cloward<F1>   Dec. 86  47  Member of the Office of the
                                     Chief Executive since
                                     February 1995 and President
                                     of the Company since 1986;
                                     Chief Executive Officer of
                                     the Company from 1986 to
                                     February 1995; also a part
                                     owner of OK Tires, Inc., a
                                     Utah corporation, that has
                                     owned a franchised Big O
                                     Tires retail store in Utah
                                     since October 1994.

Ralph J. Weiger<F2><F4>  June 92  70 Chairman and owner of the
                                     Moneco Group, an advisor to
                                     franchise business clients,
                                     international marketing
                                     companies and investment and
                                     commercial banking clients,
                                     since 1982; Chairman of the
                                     Board of America's Carpet
                                     Gallery since October 1991.
                                     Chairman, President and
                                     Chief Executive Officer of
                                     Midas International Corp.
                                     from 1971 until 1978 and
                                     Vice Chairman and President
                                     of Jiffy Lube International,
                                     Inc. from 1983 until 1985.
                                     A director of the
                                     International Franchise
                                     Association from 1976 until
                                     1979 and President in 1979.

C. Thomas Wernholm
           <F3><F4><F5>   Dec. 86 64  President and Chief
                                      Executive Officer for D.
                                      Wernholm & Sons, Industrial
                                      Contractors, an industrial
                                      painting contractor;
                                      Chairman of the Board of
                                      Loomis Industries, a
                                      company owned primarily by
                                      the Wernholm family that
                                      manufactures paraline
                                      instruments.

Nominee for Class IV Director to serve until the Company's 1996
Annual Meeting of Shareholders:

Robert K. Lallatin     N/A       46  Member of the Dealer
                                     Planning Board representing
                                     franchisees of the Company
                                     in Idaho, Montana, western
                                     Wyoming and northern Nevada
                                     since March 1990; Chairman
                                     of the Personnel Training
                                     Committee of the Dealer
                                     Planning Board since July
                                     1993; part owner of B & G
                                     Tire, Inc., an Idaho
                                     corporation, that currently
                                     owns a franchised Big O
                                     Tires retail store in Idaho
                                     since November 1981 and
                                     acquired a second franchised
                                     Big O Tires retail store in
                                     Idaho in August 1989; B & G
                                     Tire, Inc. also owned two
                                     Big O Tires retail stores in
                                     Montana, one of which was
                                     sold in March 1990 and the
                                     other was closed in December
                                     1993; also a part owner of B
                                     & G Jackson Partnership, an
                                     Idaho general partnership,
                                     that has owned a franchised
                                     Big O Tires retail store in
                                     Wyoming since February 1992
                                     as a partner with one of the
                                     Company's subsidiaries.
                                     This store was purchased by
                                     B & G Jackson Partnership
                                     effective December 31, 1994.

The following Directors are not subject to reelection until either 1996 or 1997, as provided in the Company's Bylaws.

Class I Directors to serve until the Company's 1997 Annual
Meeting of Shareholders:

John B. Adams<F1>       Apr. 90  40  Executive Vice President of
                                     the Company since April
                                     1990; also a part owner of
                                     CAPS Tire Limited Liability
                                     Company, a limited
                                     liability company that has
                                     owned a franchised Big O
                                     Tires retail store in
                                     Colorado, since November
                                     1993; Chief Financial
                                     Officer of the Company since
                                     November 1988; Vice
                                     President - Finance of the
                                     Company from November
                                     1988 until April 1990;
                                     Secretary of the Company
                                     from November 1989 until
                                     December 1990, and from
                                     April 1987 until June 1989;
                                     Treasurer of the Company
                                     since April 1987; Assistant
                                     Secretary of the Company
                                     since December 1990 and from
                                     June 1989 until November
                                     1989.

Horst K. Mehlfeldt
              <F1><F4>  Dec. 89  55  Vice Chairman and Member of
                                     the Office of the Chief
                                     Executive of the Company
                                     since February 1995;
                                     Consultant to the Company
                                     providing investment
                                     advisory services from
                                     September 1994 to February
                                     1995; Senior Vice President
                                     and Chief Financial Officer
                                     of General Tire, Inc., a
                                     tire manufacturer and
                                     marketer, from January 1992
                                     to February 1994; Vice
                                     President and Treasurer of
                                     General Tire, Inc. from
                                     January 1989 until December
                                     1991.

Everett H. Johnston
               <F2><F4> Feb. 93  56  Real estate investor since
                                     1989; Chief Financial
                                     Officer, Secretary,
                                     Treasurer and a Director of
                                     Simpson Manufacturing Co.,
                                     Inc., a manufacturer of
                                     structural building
                                     products, from 1983 to 1989,
                                     at which time Mr. Johnston
                                     retired.

Class III Directors to serve until the Company's 1996 Annual
Meeting of Shareholders:

Ronald D. Asher<F7>     Dec. 86  58  Owner of interests in 30
                                     franchised Big O Tires
                                     retail stores in California
                                     and Arizona that are owned
                                     by C.S.B. Partnership
                                     ("CSB") and by a joint
                                     venture consisting of the
                                     Company and S.A.N.D.S.
                                     Partnership.

Frank L. Carney
     <F3><F4><F5><F6>   Dec. 93  57  President of Papa Johns, a
                                     limited liability company,
                                     since February 1994; Vice
                                     Chairman, Secretary and
                                     Director of TurboChef, Inc.,
                                     a company engaged in the
                                     design, development,
                                     assembly and marketing of
                                     commercial ovens, since
                                     January 1994; Chairman of
                                     the Board of WesterN SizzliN
                                     from November 1988 to
                                     December 1993 and served as
                                     its President and Chief
                                     Executive Officer from
                                     November 1990 to December
                                     1993; Director of Intrust
                                     Bank, N.A. since December
                                     1973, and Intrust Financial
                                     Corporation since August
                                     1982; from 1980 until 1992,
                                     the sole shareholder,
                                     officer and director of
                                     Carney Enterprises, Inc., an
                                     investor in diversified
                                     business; co-founded Pizza
                                     Hut in 1958, President from
                                     1969 to 1980 and Chairman of
                                     the Board from 1973 until
                                     Pizza Hut was purchased by
                                     PepsiCo, Inc. in 1977.

John E. Siipola<F1><F4> Mar. 88 51   Member of the Office of the
                                     Chief Executive of the
                                     Company since February 1995;
                                     Chairman of  the Board of
                                     the Company since December
                                     1991; President and owner of
                                     Barrett Publishing, Inc.
                                     since January 1993;
                                     Consultant and investor
                                     since May 1991; President of
                                     the Barrett Group, a
                                     personnel consulting firm,
                                     from November 1988 until May
                                     1991.

<F1>  Member of the Executive Committee.  The Executive Committee
is responsible for meeting on issues that arise between the regular meetings of the Board of Directors to: monitor business operations of the Company; plan and budget future operations of the Company; provide authorization for major expenditures and contract commitments in accordance with approved business plans and budgets; and consider other actions on behalf of the Board of Directors when expedience dictates and a matter falls within the scope of plans, principles or authorities approved by the Board of Directors. All decisions of the Executive Committee must be unanimous to be implemented. Mr. Adams is a non-voting member of this Committee.

<F2>  Member of the Audit Committee.  The Audit Committee is
responsible for evaluating and recommending the appointment of the independent auditors; reviewing and approving the audit plans of the independent and internal auditors; reviewing the results of audits and management's response; reviewing annual and interim reports to the Company's shareholders and the Securities and Exchange Commission; reviewing the Company's accounting principles as well as the impact of changes in accounting rules; reviewing activities, organization structure and qualification of the internal audit function; reviewing the Company's system of internal controls; monitoring the Company's compliance with laws, regulations and internal policiesprohibiting fraud and illegal acts as well as its code of ethics; conducting special investigations and directing independent and/or internal auditors to perform special internal reviews; reviewing the results of examinations conducted by regulatory agencies; and reviewing long range financial plans of the Company.

<F3>  Member of the Human Resources Committee.  The Human
Resources Committee reviews management's organizational structure; compensation plans for officers and directors; retirement programs and personnel policies; interviews prospective officers; monitors the administration of the employee benefit programs; monitors the effectiveness of the Company's Human Resources Officer; serves as nominating committee for candidates for Director positions; prepares compensation disclosure required by the Securities and Exchange Commission; and counsels the Members of the Office of Chief Executive in all areas related to human resources.



<4>  Member of the Investment Committee.  At the Annual Meeting
of Shareholders held in June 1994, the shareholders adopted a resolution calling for the Company to engage an investment banker to explore all alternatives for enhancing the value of the Company. In implementing this resolution, the Company's Board of Directors established the Investment Committee of the Board which retained PaineWebber Incorporated to fulfill this shareholder proposal. The Investment Committee is comprised of the four (4) independent members of the Board of Directors and of the two (2) Board members serving as the Company's Chairman and Vice Chairman. As of April 1995, the Company's Chairman and Vice Chairman are serving on the Investment Committee as non-voting members. Mr. Asher participated in a limited number of the Investment Committee meetings as a non-voting member. In September 1994, the proponent of the June 1994 shareholder proposal, upon invitation by the Board, began assisting the Investment Committee in this process. (See also the "Certain Transactions" section of this proxy statement.)



<F5>  Member of the Director and Employee Stock Option Plan and
Long Term Incentive Plan Administrative Committees.

<F6>  In October 1992, WesterN SizzliN, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Northern District of Texas, Dallas Division, and its plan of reorganization was confirmed by the Bankruptcy Court in December 1993. Mr. Frank L. Carney was the Chairman of the Board of WesterN SizzliN, Inc. from November 1988 to December 1993 and also served as its President and Chief Executive Officer from November 1990 until December 1993.

<F7>  In November 1993, the Company entered into a Stipulation for Entry of Final Judgment and a Permanent Injunction against the Company and two (2) franchised Big O Tires retail stores owned by CSB and two (2) franchised Big O Tires retail stores owned by a joint venture consisting of CSB and a wholly-owned subsidiary of the Company. Although the Stipulation in the action does not constitute an admission or adjudication of any of the allegations made against the defendants, it does permanently enjoin all defendants from directly or indirectly advertising the purchase or lease of a product or service, or any combination thereof, that requires as a condition of the sale, the purchase or lease of a different product or service, or any combination thereof, without conspicuously disclosing in the advertisement the price of all such products and services. The defendants are also required to inform any prospective purchaser of one of the Big O Tires retail stores which was the subject of the investigation of the injunction. As part of the Stipulation, the defendants agreed to pay certain costs and penalties totalling $35,000, the Company's portion of which was $25,000.

                    DIRECTORS  AND  COMMITTEE  MEETINGS

The Board of Directors held five (5) formal meetings and nine (9)
meetings by way of telephone conference call during the fiscal year-ended December 31, 1994.  The Committees of the Board of
Directors held the following number of meetings during the
year-ended December 31, 1994:
                                      No. of
    Committee                        Meetings

    Audit                              12
    Executive                           7
    Human Resources                     6
    Business Development                5
    Investment                         10

All of the Directors attended at least seventy-five percent (75%) of the aggregate of the Board of Directors meetings and the various Committee meetings.

During 1994, the Board of Directors established an Ad Hoc Committee consisting of John B. Adams, Frank L. Carney, Steven P. Cloward, Horst K. Mehlfeldt and John E. Siipola. This Committee was established to consider the shareholder proposal which was submitted to the Company in order to be included in the Company's 1994 proxy materials. This Committee met by telephone conference and in person approximately five (5) times. This Ad Hoc Committee was discontinued in June 1994. On February 24, 1995, the Board discontinued the Business Development Committee.

                            EXECUTIVE  OFFICERS

The Executive Officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after the Annual Meeting of Shareholders or at such time as the Board of Directors establishes a new position. Each Executive Officer holds office until his/her successor is duly elected and qualified or until his/her resignation or until he/she is removed in the manner provided in the Company's Bylaws. The current Executive Officers of the Company are John B. Adams, Steven P. Cloward, Dennis J. Fryer, Allen E. Jones, Ronald H. Lautzenheiser, Horst K. Mehlfeldt, Kelley A. O'Reilly, Gregory L. Roquet, John E. Siipola, Thomas L. Staker, Philip J. Teigen, and Bruce H. Ware. Messrs. Fryer, Jones, Roquet and Ware and Ms. O'Reilly were appointed by the President pursuant to authority delegated to him by the Board of Directors. Information pertaining to Messrs. Adams, Cloward, Mehlfeldt and Siipola is set forth earlier in this Proxy Statement.






The following table provides information relating to the other
Officers of the Company:

                                  Principal Occupation
                     Officer      During the Last Five Years
Officer              Since    Age and Position Within the Company

Dennis J. Fryer      Jan. 93  42  Regional Vice President -
                                  Central Region of the Company
                                  since October 1992; New Store
                                  Opening Specialist of the
                                  Company from January 1990 to
                                  October 1992; Area Manager of
                                  the Company from March 1986 to
                                  January 1990.

Allen E. Jones       Dec. 90  44  Regional Vice President -
                                  Southeast Region of the Company
                                  since December 1990; Regional
                                  Director for the Company from
                                  1988 to 1990.

Ronald H.
      Lautzenheiser  Mar. 90  53  Vice President - Business
                                  Development of the Company
                                  since November 1993; Vice
                                  President - Marketing of the
                                  Company from March 1990 to
                                  November 1993, and employee of
                                  the Company since December
                                  1989.

Kelley A. O'Reilly   Nov. 93  33 Vice President - Marketing of
                                 the Company since November 1993;
                                 Director, President and
                                 Treasurer of Impact Advertising,
                                 Inc. since August 1994;
                                 Marketing Director of the
                                 Company from July 1991 to
                                 October 1993; Advertising
                                 Director for Big O
                                 Dealers-Seattle from March 1990
                                 to June 1991; Market Analyst for
                                 the Small Business Development
                                 Center in Bellingham, Washington
                                 from June 1988 to March 1990.

Gregory L. Roquet    Dec. 90  38 Regional Vice President - West
                                 Central Region since May 1993
                                 and Regional Vice President -
                                 Southwest Region of the Company
                                 since July 1991; Regional
                                 Director of Operations -
                                 Southwest Region from December
                                 1990 to July 1991; Warehouse
                                 Manager of the Company's Western
                                 RSC from April 1990 to December
                                 1990; prior thereto, owner and
                                 operator of two franchised Big O
                                 Tires retail stores in Richmond,
                                 California.


Thomas L. Staker     Dec. 91  46 Senior Vice President -
                                 Operations of the Company since
                                 January 1993; also a part owner
                                 in OK Tires, Inc., a Utah
                                 corporation, that owns a
                                 franchised Big O Tires retail
                                 store in Utah since October
                                 1994; Vice President -
                                 Operations of the Company from
                                 December 1991 to December 1992;
                                 President and Director of Staker
                                 Management, Inc., a provider of
                                 consulting services to the
                                 Company's franchisees, from
                                 March 1991 to December 1991;
                                 President and Director of Willow
                                 Investments, Inc., a wholesaler
                                 and manufacturer of clothing,
                                 from October 1988 to November
                                 1991; 25% stockholder, Secretary
                                 and Director of Tad Tire, Inc.,
                                 a franchisee of the Company,
                                 from August 1982 to the present.

Philip J. Teigen     Dec. 90  55 Secretary of the Company since
                                 December 1990; General Counsel
                                 of the Company since August
                                 1990; engaged in the private
                                 practice of law from May 1987 to
                                 August 1990.

Bruce H. Ware        Dec. 90  37 Regional Vice President -
                                 Northwest Region of the Company
                                 since December 1990; Director of
                                 Operations - Northwest Region of
                                 the Company from January 1990 to
                                 November 1990; Employee of the
                                 Company since January 1989.

____________________________



REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

The executive compensation program, administered by the Human Resources Committee of the Board of Directors ("Committee"), has been designed and is administered to support the Company's mission which is to become the largest network of successful franchised tire and automotive related retail outlets in North America providing top quality Big O brand tires and products at competitive prices while operating within the Company's corporate creed. The Committee members consist entirely of non-employee directors. In furtherance of the Company's mission, the Committee is responsible for administering total compensation programs which will enable the Company to:


    -    Attract, develop and retain high-quality executives;

    - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

    - Maximize real growth-driven financial performance, balancing short and long term goals of the Company; and
    - Maximize shareholder value by aligning the interests of its executive officers with those of its shareholders through the use of stock, stock derivatives and stock appreciation rights to link a significant portion of compensation to increases in shareholder value.

Components of Compensation

Executive officers compensation is based on a wide range of quantitative and qualitative measures which permit comparisons with competitors' performances and internal targets set before the beginning of each fiscal year. The Committee believes that executive officers should be accountable for their areas of responsibility (their individual performance) as well as overall corporate performance, and that the executive officers compensation program should reflect both Company progress and achievement within an executive officer's business unit.
Examples of quantitative measures for 1994 were net franchisee growth, earnings per share, reduction in non-current accounts receivable and reduction in selling and general administrative expenses. Examples of 1994 qualitative assessments were reduction in warranty adjustment expense, the measured progress in marketing (Cost-U-LessTM program), and improvement in product quality.

Executive officer compensation is comprised of three elements:
base salary, annual incentive bonus and long term incentives.

Base Salaries

Executive officers receive base salaries that are modest by industry standards. The Committee commissioned a compensation study by Hay Management Consultants/The Hay Group in 1990 and has targeted base salaries at the 40th percentile of comparable positions as defined by that study.

Annual Incentive Bonus

The Committee believes that executive officer reward should appropriately be based more on achievement of quantifiable business goals which are negotiated each year in concert with the Company's short and long term business plans. The annual incentive bonus is an annual cash bonus that is distributed based upon the Company's achievement of certain objective financial goals and achievement of each executive officer's individual goals defined by minimally acceptable thresholds, business targets, and maximum levels.

Long-Term Incentives

The third component of the executive officer compensation program are the long term incentives which use stock options and/or restricted stock grants under the Company's Long Term Incentive Plan (the "LTI Plan") and, for selected key employees, stock appreciation rights under the Company's Supplemental Executive Retirement Plan. And, as of February 1995, stock appreciation rights for members of the Office of the Chief Executive. The Committee uses a model developed for the Company by The Hay Group. By awarding stock, stock derivatives and stock appreciation rights, a significant portion of the total executive officer compensation program is tied to the Company's future stock price performance. The Committee's objective is to align the interests of the executive officers with the long-term interests of the Company's shareholders. Using The Hay Group model as a baseline as it is applied to the Company's LTI Plan, the Committee increases or decreases such option or restricted stock grants by factors based upon the Company's overall performance and each individual executive officer's performance. A determination of unsatisfactory performance could equate to no award. During 1994, the Committee recommended and the Board approved a number of options to be granted to the Company's Executive Officers, subject to the shareholders approving an increase in the number of shares of the Company's Common Stock that may be either available for grant or issued upon the exercise of options granted under the Company's LTI Plan.
Because such an increase was not approved by the Company's shareholders, the Company's Executive Officers were granted restricted shares under such Plan.

Section 162(m) of the Internal Revenue Code ("Code") limits federal income tax deductions for compensation paid after 1993 to the Company's Chief Executive Officer and each of its four other most highly compensated officers to $1 million per year, but includes an exception for performance-based compensation that satisfies certain conditions. The Company is below this $1 million deduction limit. Options granted under the shareholder approved performance based LTI Plan are exempt from Section 162(m) of the Code because the awards under the plan are determined by a committee consisting only of those committee members whose only remuneration from the Company is paid in their capacity as directors, and because the option price is the market price at the time of grant. Therefore, the Committee believes that compensation arising from the exercise of outstanding stock options as well as options to be granted under the LTI Plan will be deductible for federal income tax purposes. It is the current policy of the Committee to only make restricted stock grants which allow the Company to have federal income tax deductions under Section 162(m).

During 1994, the Company adopted a Supplemental Executive Retirement Plan ("SERP") in order to provide certain key employees ("Participants") a deferred compensation benefit in the form of stock appreciation rights based upon compensation which each such Participant receives in excess of the limitation on compensation that can be counted for the Company's ESOP for the
purpose of qualified retirement plans.   It is the Company's
intention that the SERP qualify as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation. The Company maintains for each Participant an account reflecting the number of units of deferred compensation awarded to the Participant. Each year the Company's Board of Directors determines the contribution that is made to the ESOP (see Summary Compensation Table footnote 2, page 15). The contribution is expressed as a percentage of the compensation of all of the employees in the ESOP (the "ESOP Percentage Contribution Rate"). The SERP provides that each SERP Participant shall receive deferred compensation units for each year as follows: (i) the Participant's taxable compensation for such year in excess of $150,000 (or such higher amount as is permitted to be counted for the purposes of the ESOP) shall be multiplied by the ESOP Percentage Contribution Rate; (ii) the resulting amount is divided by the value of a share of the Company's Common Stock as of December 31 of such year; and (iii) the resulting number is the number of units awarded to the Participant. A unit is equal to the value of one share of the Company's Common Stock. To date the Committee and the Board of Directors have only approved 1994 contributions to the SERP on behalf of two of the Company's executive officers

Under the SERP, upon termination of the employment of the Participant with the Company for any reason other than death, the Participant will be entitled to receive all amounts credited to the Participant's account as of the date of termination of employment. Such distribution will be in installments over a designated period of months. If termination of a Participant's employment occurs by reason of a Participant's death, the participant's designated beneficiary will be entitled to receive all amounts credited to the account of the Participant as of the date of his death.

Following a change of control of the Company (as defined in the SERP), the Participant will be entitled to receive all amounts credited to the Participant's account. Upon a change of control, distribution of the amounts credited to a Participant's account will begin in thirty (30) days following such change of control and shall be paid in one hundred twenty (120) equal monthly installments unless the Participant elects within a specified time period to receive the distribution in a lump sum or in sixty
(60) equal monthly payments.

Compensation of the Chief Executive Officer

Using the quantitative and qualitative measures described for executive officers as a group, the Committee exercised its judgment in determining Mr. Cloward's 1994 compensation, which was endorsed by the full Board.

The Committee believes that Mr. Cloward's 1994 compensation as Chief Executive Officer appropriately reflects the performance of the Company and his personal contributions in the short and long term. During 1994, under Mr. Cloward's leadership, the Company moved forward on strategic actions to implement the Company's long-term business plan. The three most notable strategic actions were (i) continued implementation of the warehouse consolidation to a super, regional distribution facility near Las Vegas, Nevada; (ii) implementation of a new marketing program involving product price rollbacks otherwise known as the Cost-U-LessTM program; and (iii) restructuring of the intensive five-week franchisee training program.

By design, one-half of Mr. Cloward's 1994 compensation is comprised of a base salary which is determined by an evaluation of a variety of factors including the level of responsibility, time in position, prior experience, individual performance and a comparison of salaries paid within The Hay Group study discussed previously.

The other one-half of Mr. Cloward's annual compensation is at risk and subject to the achievements of financial goals and objectives. Accordingly, one-half of this at-risk compensation is in the form of annual incentive bonus and one-half is comprised of long-term incentives. Mr. Cloward receives a delayed annual incentive bonus payment which is payable in the year following performance. Mr. Cloward's 1994 incentive bonus award of $88,209 was 18% less than the target award established by the Committee.

In granting restricted stock and stock options for 31,739 shares to Mr. Cloward in 1994, the Committee considered Mr. Cloward's individual performance, the Company's performance and the compensation practices of a peer group. As noted above, the Committee, using The Hay Group model as a baseline, increases or decreases such option grant based upon the Company's overall, and Mr. Cloward's individual, performance, as well as the actual number of options and restricted stock available for grant under the Plan. In 1994, a one-time contribution under the SERP of 502 units was made by the Company on behalf of Mr. Cloward, which as of April 10, 1995 had a total value of $6,902.



          Frank L. Carney               C. Thomas Wernholm


                          EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992, of those persons who were, at December 31, 1994 (i) the chief executive officer and (ii) the other four (4) most highly compensated executive officers of the Company whose annual salary and bonus from the Company exceeded $100,000 (See next page for footnotes.):

I.    SUMMARY COMPENSATION TABLE

                               Annual Compensation

                                                        Other
                                                       Annual
Name and Principal             Salary    Bonus   Compensation
Position             Year         ($)      ($)            ($)

Steven P. Cloward,   1994    $215,000   $88,209           ---
President and
Chief Executive
Officer
                     1993    $195,000   $17,218        $8,700<F5>
                     1992    $149,000  $100,380        $8,700<F5>

John B. Adams,       1994    $145,000   $69,634        $8,580<F5>
Executive Vice
President, Chief
Financial Officer
Treasurer and
Assistant Secretary
                     1993    $129,000   $39,946        $7,800<F5>
                     1992    $114,000   $61,638        $7,800<F5>

Thomas L. Staker,    1994    $125,000   $32,855           ---
Senior Vice
President -
Operations
                     1993    $110,000   $10,792           ---
                     1992     $90,000   $21,306        $3,396<F4>

Ronald H.
Lautzenheiser,       1994    $110,000   $27,187        $7,920<F5>
Vice President -
Business Development
                     1993    $104,000   $15,936        $7,200<F5>
                     1992     $94,000   $31,206        $7,200<F5>

David W. Dwyer,      1994    $100,000   $32,062           ---
Former Vice
President -
Purchasing
                     1993     $96,000   $22,912           ---
                     1992     $88,000   $28,122           ---


                              Long Term Compensation Awards

                        Restricted
                             Stock       Options/      All Other
Name and Principal          Awards           SARs   Compensation
Position            Year       ($)            (#)<F1>      ($)

Steven P. Cloward,  1994  $103,277    LTIP   25,049   $15,156<F2>
President and                         D&EP    1,184
Chief Executive                       SERP      502
Officer
                    1993       ---    LTIP   17,700   $21,298<F2>
                    1992       ---    D&EP    5,829   $22,886<F2>
                                      LTIP   10,675

John B. Adams,      1994   $69,654    LTIP   16,893   $10,596<F2>
Executive Vice                        D&EP      377
President, Chief                      SERP      203
Financial Officer,
Treasurer and
Assistant Secretary
                    1993       ---    LTIP   12,197   $16,944<F2>
                    1992       ---    LTIP    6,994   $18,122<F2>

Thomas L. Staker,   1994   $45,988            ---      $7,500<F2>
Senior Vice
President -
Operations
                    1993   $24,195(3) LTIP    1,354   $12,121<F2>
                    1992      ---     LTIP    3,681   $30,826<F2>
                                                             <F4>

Ronald H.           1994   $53,954                     $6,874<F2>
Lautzenheiser,
Vice President -
Business
Development
                    1993       ---    LTIP    5,245   $12,044<F2>
                    1992       ---    LTIP    3,804   $12,863<F2>

David W. Dwyer,     1994   $49,060                     $6,628<F2>
Former Vice
President -
Purchasing
                    1993       ---    LTIP    4,841   $11,958<F2>
                    1992       ---    LTIP    3,559   $11,880<F2>

<F1>  "D&EP" reflects options granted under the Big O Tires, Inc.
Director and Employee Stock Option Plan (also referred to as "D&E
Option Plan" and "D&E Options"). "LTIP" reflects options granted under the Big O Tires, Inc. Long Term Incentive Plan. Under the
D&E Option Plan, Mr. Cloward elected to forego $25,000 in salary
1992 for the purchase of D&E Options.

<F2>  Includes contributions under the Company's Employee Stock
Ownership Plan ("ESOP"), that is a stock bonus type of retirement benefit plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is designed as a defined contribution plan. The ESOP invests primarily in "employer securities" (i.e., the Company's Common
Stock) for the exclusive benefit of its participating employees
("Participants"). The ESOP prohibits Participants from making any contributions to the Plan. Employees of the Company and its wholly-owned subsidiaries ("Employees") who complete more than 1,000 hours of service within 12 consecutive months, who are 18 years of age or older during the calendar year, and who are not covered by a collective bargaining agreement (of which there is none) are eligible to participate in the ESOP. Neither the Directors of the Company (nor its subsidiaries) who are not otherwise employees of the Company (or its subsidiaries) nor the employees of the Company-owned Big O Tires retail stores are eligible to participate in the ESOP.

Includes the value of units granted under the Company's
Supplemental Executive Retirement Plan ("SERP"). The SERP is a deferred compensation benefit based upon compensation which each participant receives in excess of the limitation on compensation that can be counted for the Company's ESOP. It is the Company's intention that the SERP qualify as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation. The value of units granted on behalf of Messrs.
Cloward and Adams totaled a vested share value of $7,656 and $3,096, respectively at December 31, 1994. (See the "Report of the Human Resources Committee on Executive Compensation" for a more complete description of the SERP.)

<F3>  At December 31, 1994, Messrs. Cloward, Adams, Lautzenheiser
and Staker held 11,370 shares, 7,552 shares, 3,495 and 4,479 shares, respectively, of Common Stock that had been granted to them pursuant to the LTIP. Based on the closing sale price of the Company's Common Stock on December 31, 1994, Mr. Cloward's unvested shares had a value of $130,571, Mr. Adams' unvested shares had a value of $87,352, Mr. Lautzenheiser's unvested shares had a value of $53,299 and Mr. Staker's unvested shares had a value of $63,730. Twenty percent of the shares of Common
Stock that have been granted to Messrs. Cloward, Adams and Staker vest each year after the grant date. The grant date for Mr.
Staker's shares under the LTIP was August 2, 1993.  Therefore,
936 shares of Mr. Cloward's grant vested on each of August 2, 1992, 1993 and 1994, and 936 shares of Mr. Cloward's grant will become vested on each of August 2, 1995 and 1996. Also, 608 shares of Mr. Adams' grant became vested on each of August 2, 1992, 1993, 1994, and 608 shares of Mr. Adams' grant will become vested on each of August 2, 1995 and 1996. And, 300 shares of Mr. Staker's grant vested on August 2, 1994 and 300 shares of Mr.
Staker's grant will become vested on each of August 2, 1995, 1996, 1997 and 1998. The vesting dates can be accelerated if certain earnings per share of Common Stock are realized by the Company. Messrs. Cloward, Adams and Staker will be entitled to any dividends paid on the shares of Common Stock.

<F4>  Includes payment of relocation expenses of $22,968, of which $3,396 constituted tax reimbursement.

<F5>  Includes payment of an automobile allowance.


II.  OPTION GRANTS TABLE:  Option/SAR Grants in Last Fiscal Year

                    Individual Grants



                                            % of Total
                               Options/   Options/SARs   Exercise
                                   SARs     Granted to    or Base
                                Granted   Employees in      Price
Name<F3>              Plan<F2>      (#)    Fiscal Year     ($/SH)

Steven P. Cloward,    D&EP        1,884          3.90%     $1.475
President and         LTIP       25,049         51.84%   $15.4375
Chief Executive       SERP          502          71.2%     $15.25
Officer

John B. Adams.        D&EP          377           .78%     $1.475
Executive Vice        LTIP       16,893         34.96%   $15.4375
President, Chief      SERP          203          28.8%     $15.25
Financial Officer,
Treasurer and
Assistant
Secretary

Thomas L. Staker,     LTIP          ---            ---
Senior Vice
President -
Operations

Ronald H.
Lautzenheiser,        LTIP          ---            ---
Vice President -
Marketing

David W. Dwyer,       LTIP          ---            ---
Former Vice
President -
Purchasing

                                            Potential Realizable
                                            Value at Assumed
                                            Annual Rates of Stock
                                            Price Appreciation
                                            for Option Term<F1>


                                 Expiration      5%        10%
Name<F3>                Plan<F2>    Date<F2>    ($)       ($)

Steven P. Cloward,      D&EP       12-31-03   $ 40,946   $66,837
President and           LTIP       08-04-04   $243,190  $616,291
Chief Executive         SERP          NA        $7,248    $7,593
Officer

John B. Adams,          D&EP       12-31-03    $ 8,194   $13,375
Executive Vice          LTIP       08-04-04   $164,007  $415,625
President, Chief        SERP          NA        $2,931    $3,070
Financial Officer,
Treasurer and
Assistant Secretary

Thomas L. Staker,       LTIP
Senior Vice
President -
Operations

Ronald H.
Lautzenheiser,          LTIP
Vice President -
Marketing

David W. Dwyer,         LTIP
Former Vice
President -
Purchasing

<F1>  Based on a grant date Common Stock price of $13.75 on April

10, 1995, and a total of 3,312,143 shares of Common Stock outstanding. The total potential stock appreciation from 1994 to 2004 for all shareholders at an assumed stock price appreciation of 5% and 10% is $47,819,064 and $50,096,162, respectively.

<F2>  In 1991, the Company adopted the Big O Tires, Inc. Long
Term Incentive Plan (the "LTIP"). The stock option provisions of the LTIP provide non-qualified stock options (the "LTI Options") which do not meet the requirements of "Incentive Stock Options" under the Internal Revenue Code of 1986, as amended. The LTIP's
Administrative Committee may grant LTI Options at an option price that may be higher than or equal to, but not less than, 100% of fair market value and not less than the par value of the Company's Common Stock at the date of grant. The term of LTI
Options may be up to ten (10) years, but will terminate earlier upon occurrence of certain specified events, such as death, disability, retirement or termination, in which case the LTI
Options expire as specified in the LTIP. The options are non-transferable, except by will or through the laws of descent and distribution. The LTI Options granted in 1992, 1993 and 1994 prohibit exercise for the first three (3) years, unless the LTI
Option term is to terminate earlier upon occurrence of certain specified events.

In 1994, the Company adopted a Supplemental Executive Retirement
Plan ("SERP") which is maintained for the purpose of providing deferred compensation in the form of stock appreciation rights for a select group of highly compensated employees. The 1994 contribution to the SERP totalled $11,000 and was determined by multiplying the Board approved ESOP contribution rate by the SERP qualified compensation exceeding $150,000. The SERP is unfunded and the contribution was made for 1994 only. The expiration date of the SERP occurs (i) upon Board of Director's decision to terminate the plan; or (ii) upon a participant's termination of employment with the Company.

<F3>  No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders.


III.     VALUE OF OPTIONS AT DECEMBER 31, 1994


                 Aggregate Fiscal Year End Option Values

                  Number of Unexercised
                  Options/SARs at Fiscal Year End

                             Shares Acquired   Value
Name                         on Exercise       Realized ($)<F1>

Steven P. Cloward,                 0                   0
President and
Chief Executive Officer

John B. Adams,                     0                   0
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant
Secretary

Thomas L. Staker,                  0                   0
Senior Vice President-
Operations

Ronald H. Lautzenheiser,         4,200              $48,825
Vice President - Business
Development

David W. Dwyer, Former           4,680              $47,385
Vice President - Purchasing


                              Value of Unexercised In-The-Money
                              Options/SARs at Fiscal Year End


                             Number of
                             Securities
                             Underlying
                             Unexercised    Value of Unexercised
                             Options/SARs   In-The-Money Options/
                             at FY-End (#)  SARs at FY-End ($)
                             Exercisable/   Exercisable/
Name                         Unexercisable  Unexercisable

Steven P. Cloward,      D&EP     10,400/           $154,358/
President and                     1,884             $25,952
Chief Executive Officer

                        LTIP      6,280/            $64,370/
                                 53,424            $160,851

                        SERP        502/             $7,656/
                                     NA                  NA


John B. Adams,          D&EP     4,545/             $66,953/
Vice President,                    377               $5,193
Chief Financial Officer,
Treasurer and           LTIP     4,060/             $41,615/
Assistant Secretary             36,084             $107,187

                        SERP       203/              $3,096/
                                    NA                   NA

Thomas L. Staker,       LTIP         0/                  $0/
Senior Vice President-           5,035              $41,217
Operations

Ronald H.
Lautzenheiser,          LTIP         0/                  $0/
Vice President -                 9,049              $54,132
Business Development

David W. Dwyer,         LTIP         0/                  $0/
Former Vice President -          8,400              $50,447
Purchasing


<F1>  The Value Realized is based on the sale price.

IV. FIVE YEAR SHAREHOLDER RETURN COMPARISON

The regulations of the United States Securities and Exchange Commission require that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the NASDAQ Market Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has approved a group of five (5) other franchisors and/or tire and other auto aftermarket wholesale distributors which have been used for purposes of this performance comparison which appears below. These companies were selected based on similar business segments and/or market capitalization to that of the Company. A list of these companies follows the graph below:


                           [GRAPH APPEARS HERE]



Measurement Period    Big O Tires, Inc.  NASDAQ Market    Peer
(Fiscal Year Covered)                    Index            Group


Measurement Pt-
12/31/89                 $100.00          $100.00         $100.00
FYE 12/31/90              $48.00           $81.12          $64.67
FYE 12/31/91              $60.00          $104.14         $138.21
FYE 12/31/92             $168.00          $105.16         $163.60
FYE 12/31/93             $182.40          $126.14         $202.35
FYE 12/31/94             $195.20          $132.44         $169.03


                Assumes $100.00 invested on January 1, 1990.
                Assumes Dividend reinvested.
                Fiscal Year ending December 31, 1994
                Selected Peer Group:
                   Bandag, Inc.
                   Goodyear Tire & Rubber Co.
                   Grease Monkey Holding Co.
                   Republic Automotive Parts
                   Trak Auto Co.


                          COMPENSATION OF DIRECTORS

Directors of the Company who are not otherwise employees receive annual compensation of $12,000 plus $1,000 for each meeting that they attend, $400 for the first two hours of each telephone conference call in which they participate and an additional $200 each hour or part thereof exceeding two hours. Of the annual compensation, each such Director must elect to purchase $6,000 in options under the D&E Option Plan or such compensation is forfeited. In addition, the Chairman of the Board of Directors receives a $5,000 annual retainer, which in the case of Mr. Siipola will be paid pro rata as to the portion of 1995 he was not an employee of the Company. Each non-employee Director who is a member of the Executive Committee of the Board (currently all Executive Committee members are employees) receives an additional $6,000 as annual compensation for serving on this Committee plus $1,000 for each meeting attended which is not scheduled in conjunction with regularly scheduled meetings of the Board of Directors. Each non-employee Director who serves on any other Committee of the Board receives $2,000 as an annual retainer for service on each such Committee, plus $1,000 for each meeting that is specially approved by the entire Board when such Committee meeting is not held in conjunction with regularly scheduled Board meetings. In addition to the Executive Committee, the Board has three standing committees, as follows - Audit Committee, Human Resources Committee, Investment Committee.

On September 22, 1994, Horst K. Mehlfeldt entered into a Consulting Agreement with the Company. Mr. Mehlfeldt was retained by the Company to serve as a full time representative to assist the Company in fulfilling the directives of the June 1994 shareholder proposal. Pursuant to the terms of the Consulting Agreement, during 1994, Mr. Mehlfeldt received $36,167 in remuneration for his services. Concurrent with Mr. Mehlfeldt's employment with the Company on February 15, 1995, the Consulting Agreement was terminated. (See also the "Certain Transactions" section in this proxy statement.)

All reasonable, ordinary, and necessary travel, lodging, meals, and other out-of-pocket expenses incurred by members of the Board of Directors in fulfilling their responsibilities are paid for or are reimbursed by the Company.

    COMPENSATORY ARRANGEMENTS WITH CERTAIN EXECUTIVE OFFICERS

In February 1995, management of the Company was restructured, creating the Office of the Chief Executive. Members of the Office of the Chief Executive consist of the Company's Chairman, John E. Siipola; Vice-Chairman, Horst K. Mehlfeldt; and President, Steven P. Cloward. Concurrent with the creation of the Office of the Chief Executive, the Committee and the Company's Board of Directors approved a grant of Stock Appreciation Rights ("SAR") to the members of the Office of the Chief Executive ("Members"), which was subsequently granted effective this same date. The SAR agreement provides that each Member received a grant of 100,000 share equivalent units (the "Units"), each of which represents an equal, undivided interest in the future appreciation in the value of a share of the Company's Common Stock. The SAR agreement provides, subject to a certain vesting schedule stipulated in the agreement, that each Unit shall entitle each Member to receive, in cash only, the difference between the base value (defined in the agreement as $13.875 per share , which was the price of the Company's Common Stock on the date of grant) of a share of Common Stock and the market value of a share of Common Stock on the exercise date. (See also the "Certain Transactions" section in this proxy statement.)

In March 1995, the Board of Directors agreed to an arrangement regarding severance payments that will be made to Messrs. Mehlfeldt and Siipola in the event that a change of control of the Company takes place between February 15, 1995 and August 16, 1995, inclusive. The severance package will consist solely of a lump sum payment of $150,000 in the event that such change of control occurs and their respective positions within the Company terminates as a result of such change of control. (See also the "Certain Transactions" section in this proxy statement.)

              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

          PARTICIPATION IN COMPENSATION DECISIONS DURING 1993

During the Company's fiscal year ended December 31, 1994, John E. Siipola and C. Thomas Wernholm served as members of the Human Resources Committee (the "Compensation Committee") of the Company's Board of Directors from January to August 1994 and John
E. Siipola, Frank L. Carney and Horst K. Mehlfeldt served as members of the Compensation Committee from August 1994 to December 31, 1994. During such fiscal year and prior thereto, John E. Siipola was the Chairman of the Board of the Company.
Mr. Mehlfeldt was not an employee or officer of the Company or its subsidiaries prior to 1995. Messrs. Siipola and Mehlfeldt became employees of the Company in February 1995. Messrs. Carney and Wernholm are not now, and never have been an officer or employee of the Company or its subsidiaries. No member of the Compensation Committee has served as a member of the compensation committee of any other entity or as a director of another entity, the executive officers of which have served on the Human Resources Committee of the Company. Mr. Mehlfeldt was retained by the Company as a consultant for a period of time in 1994 and in 1995, his compensation was determined by a vote of the Board of Directors with Mr. Mehlfeldt abstaining. (See also the "Certain Transactions" section in this proxy statement.)

                  COMPLIANCE WITH SECTION 16(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During the Company's fiscal year ended December 31, 1994, Mr. Gregory L. Roquet filed a late Form 4 to report a same-day-sale of options.

                            CERTAIN TRANSACTIONS

1. Ronald D. Asher owns various interests in thirty (30) franchised Big O Tires retail stores. During the fiscal year ended December 31, 1994, these stores purchased approximately $8,141,000 in tires and other products from the Company on the same basis as other franchisees of the Company and paid subrents of approximately $196,000 to the Company pursuant to certain real estate subleases for such stores.

    In 1987, 1988 and 1989, Mr. Asher and other persons not affiliated with the Company (other than as franchisees, customers, and shareholders) acquired, through CSB, consisting of Subchapter "S" corporations, nine (9) franchised Big O Tires retail stores from the Company for $1,807,600. One of the Subchapter "S" corporations is wholly-owned by a retirement trust in which Mr. Asher and his wife are co-trustees and which has a 20% interest in CSB.
    CSB purchased these stores in accordance with down payments and promissory notes. During 1993, the Company and CSB consolidated the outstanding promissory notes in connection with the 1987, 1988 and 1989 acquisition of these Big O Tires retail stores. The Company also included $150,000 to be used for working capital and $18,544 of accrued and unpaid interest into the consolidated balance. See Note #1 in the table below.

    The obligations in Notes #2 and 3, below, were incurred by the following described retail joint ventures with CSB. In 1991 and 1992, the Company, through a wholly-owned subsidiary, entered into joint ventures with CSB and S.A.N.D.S. Partnership, a California partnership ("SANDS"), for the purpose of opening new and purchasing existing Company franchised Big O Tires retail stores (the "Retail JVs"). A corporation owned by a retirement trust in which Mr. Asher and his wife are co-trustees is a partner in both CSB and SANDS. The Retail JVs opened one (1) Company franchised Big O Tires retail store in 1991 and five (5) Company franchised Big O Tires retail stores in 1992 and, also in 1992, purchased three (3) Company franchised Big O Tires retail stores from persons not affiliated with the Company; all such stores are located in Southern California and Arizona. Under the Retail JV agreements with CSB and SANDS, the Company contributes $55,000 of inventories and also provides joint and several agreements for debt financing and/or leasing for each new Retail JV store. CSB and SANDS provide working capital of $30,000 and receive a $25,000 "equity credit" for opening each new Retail JV store and also provide joint and several agreements for debt financing and/or leasing for each new Retail JV store. The Company also agreed to advance on a short-term basis up to $250,000 in loans to the Retail JV with CSB. Interest on such advances is the Company's cost of borrowing plus two percent (2%).

    In 1993, CSB, the Big O/CSB Joint Venture and the Big
    O/S.A.N.D.S. Joint Venture each entered into a loan agreement and promissory note pertaining to receivables due and payable pursuant to inventory purchases. See Notes #4, 5, 6 and 7, below.

    In October and November 1994, the Company sold to an investor certain notes receivable which included the Notes #1 through #5 and Notes #6 and #7 below, respectively. At the time of the Note sales, the Notes #1 through #5 had a combined remaining principal balance, plus accrued interest, of $842,297 and Notes #6 and #7 had a combined remaining principal balance, plus accrued interest, of $215,822. In connection with the sale of these Notes, the Company entered into an Ultimate Net Loss Agreement which limits the Company's guarantee for payment of these Notes to fifty percent (50%) of the aggregate unpaid balance of the purchased Notes at the end of each year. Prior to the Company being able to include the Notes in the October and November 1994 Note sales, the Company needed to acquire a first secured position on CSB assets. In October 1994, the Company accomplished this by paying off various loans and lines of credit established by CSB with a third party lender. Concurrent with the Company paying certain of CSB's obligations, CSB entered into a promissory note with the Company to cover the amounts paid. See Note #8. Note #8 was sold to an investor on October 26, 1994.

    Also in October 1994, CSB entered into a promissory note for the purchase of certain equipment and opening inventory for a Big O/CSB Joint Venture retail store. See Note #9. Note #9 was sold to an investor on November 30, 1994.


NOTE# MAKER                          DATE OF   AMOUNT OF TERM OF
                                     NOTE      NOTE      NOTE

The Principal and Interest Balances on the following Notes are as of 10/26/94, the date these Notes were sold.

1     CSB Partnership                05/15/93  $471,499   5 years
2     Big O/CSB Joint Venture        04/01/92  $190,470   7 years
3     Big O/CSB Joint Venture        11/19/92  $213,023  10 years
4     Big O/SANDS Joint Venture      12/31/93  $ 75,000   7 years
5     Big O/SANDS Joint Venture      03/15/94  $ 75,927   5 years
8     CSB Partnership                10/01/94  $313,135  10 years

                                                      PRINCIPAL &
                                     INTEREST         INTEREST
Note# MAKER                          RATE             BALANCE

1     CSB Partnerhsip                9.00%*           $393,773
2     Big O/CSB Joint Venture        9.00%*           $118,635
3     Big O/CSB Joint Venture        9.50%*           $188,655
4     Big O/SANDS Joint Venture      9.00%*           $ 72,205
5     Big O/SANDS Joint Venture      9.00%*           $ 69,029
8     CSB Partnership                9.75%*           $315,255

The Principal and Interest Balances on the following Notes are as of 11/30/94, the date these Notes were sold.

NOTE# MAKER                          DATE OF   AMOUNT OF TERM OF
                                     NOTE      NOTE      NOTE

6     CSB Partnership                12/31/93  $155,000  7 years
7     Big O/CSB Joint Venture        12/31/93  $ 70,000  7 years
9     Big O/CSB Joint Venture        10/01/94  $ 37,949  5 years

                                                      PRINCIPAL &
                                     INTEREST         INTEREST
Note# MAKER                          RATE             BALANCE

6     CSB Partnership                9.00%*           $148,688
7     Big O/CSB Joint Venture        9.00%*           $ 67,134
9     Big O/CSB Joint Venture       10.25%*           $ 36,971

* Variable based on the lending rate charged by the Company's primary lender plus two percent (2%); as of October 26, 1994, ten and one quarter percent (10.25%).

The Big O/CSB Joint Venture partners have negotiated an agreement for the purchase and sale of a joint venture interest whereby the Company, through its wholly-owned subsidiary, sold to CSB its interest in the joint venture effective October
1, 1994. Upon the completion of the documentation, CSB will have assumed the Company's portion of any liabilities in the joint venture as represented by the Company's 50% interest in the joint venture, and as additional consideration, CSB will pay the sum of Five Hundred Fifty Thousand Dollars ($550,000) by execution and delivery of a promissory note to be amortized over a ten (10) year term and an interest rate charged by the Company's primary commercial lender (currently The First National Bank of Chicago), plus 2%.

2. At the Annual Meeting of Shareholders held in June 1994, the shareholders adopted a resolution calling for the Company to engage an investment banker to explore all alternatives for enhancing the value of the Company. In implementing this resolution, the Company's Board of Directors established the Investment Committee of the Board which retained PaineWebber Incorporated to fulfill this shareholder proposal. In
September 1994, the proponent of the June 1994 shareholder proposal, Mr. Kenneth W. Pavia, Sr., the sole general partner of Balboa Investment Group, L.P., a California limited partnership (the "Balboa Group"), upon invitation by the Board, entered into a confidentiality agreement with the Company and began assisting the Investment Committee in this process. In an amended Schedule 13D filing prepared by the Dealer-Management Group (See Paragraph 4 of this Section), the Company was notified that the proponent of the 1994 shareholder proposal has entered into a confidentiality agreement with certain Company franchisees who have expressed an interest in acquiring the Company. The amended filing indicates that certain of the Company's franchisees intend to discuss with the Balboa Group the possibility of acquiring the Company's Common Stock owned or controlled by Mr. Pavia, contingent upon, among other things, the completion of the acquisition of the Company. These talks would cover the possibility of selling the Balboa Group's common stock in the Company to certain of the Company's franchisees.

3. On September 22, 1994, Horst K. Mehlfeldt entered into a Consulting Agreement with the Company. Mr. Mehlfeldt was retained by the Company to serve as a full time representative to assist the Company in fulfilling the directives of the June 1994 shareholder proposal. Pursuant to the terms of the Consulting Agreement, Mr. Mehlfeldt received $36,167 in 1994 remuneration for his services. By Board of Director action and a confirmation letter agreement dated January 10, 1995, the Consulting Agreement was amended to adjust Mr. Mehlfeldt's monthly compensation from $17,500 to $2,500, effective January 1, 1995. On February 15, 1995, the Consulting Agreement was terminated.



4. On December 2, 1994, a group of senior Company managers and franchised dealers ("Dealer-Management Group") submitted an offer to the Company to acquire all of the outstanding shares of common stock of the Company not owned by them for $18.50 per share in a cash merger (the "Acquisition Proposal") reflecting a total purchase price of approximately $83 million. The Acquisition Proposal was subject to a number of conditions, including the Dealer-Management Group's ability to obtain the necessary financing and the Company's agreement to deal exclusively with the Dealer-Management Group for a period of 120 days. On December 23, 1994, the Company announced that the Investment Committee had agreed to enter into a period of exclusive negotiations with, and agreed to pay certain expenses of, the Dealer-Management Group and on January 20, 1995, the Company agreed to extend until February 8, 1995, the period of exclusive negotiations. The Acquisition Proposal, which would have taken the Company private, was led by one of the Company's Chief Executives and President, Steven P. Cloward. On February 7, 1995, the Company was notified that the Dealer-Management Group elected not to continue negotiations to acquire the Company due to the difficulties in obtaining commitments for the elements of financing necessary to consummate the acquisition and the resulting inability of the representatives of the dealers and management to reach mutual understandings on certain fundamental issues relating to the acquisition. The Dealer-Management Group expenses the Investment Committee agreed to pay totalled $203,152. At the time the Dealer-Management Group withdrew the offer to acquire the Company, the Company was also informed by representatives of management and similarly by the Dealers that they continue to be interested in completing a purchase of the Company on mutually agreeable terms between shareholders, management and the Board. The Company has advised the management representatives and similarly, the Dealers, that it will carefully consider credible proposals but the Board of Directors will continue to review all alternatives to enhance the value of the Company. In the meantime, management of the Company has been restructured, creating the Office of the Chief Executive.
Members of the Office of the Chief Executive consist of the Company's Chairman, Vice-Chairman and President. The Board of Directors is permitting the Company's President to devote a portion of his time to efforts to acquire the Company until such time as the Board of Directors advise otherwise.



On April 6, 1995, the Company announced that a group substantially similar to the Dealer-Management Group (the "Acquisition Group") made a proposal to acquire the outstanding shares of the Company for a cash price of $16.00 per share (the "Second Acquisition Proposal"). The Second Acquisition Proposal is subject to a number of conditions, including the ability to obtain the necessary financing, participation in the Acquisition Group of not less than 80% of the shares held by the Company's Employee Stock Ownership Plan ("ESOP"), the ability of the ESOP to obtain an acceptable fairness opinion, approval by and participation in the Acquisition Group of not less than 85% of the Company franchisees and the negotiation of a definitive merger agreement. In consideration of the efforts to consummate the Second Acquisition Proposal, the Acquisition Group is requesting the Company agree to advance or reimburse certain expenses incurred by the Acquisition Group. This Second Acquisition Proposal expired by its terms at 5:00 p.m. on April 13, 1995. On April 13, 1995, the Company announced that it had requested further negotiations with the Acquisition Group. On April 13, 1995, the Investment Committee also declined to reimburse the Acquisition Group for certain expenses incurred by the Acquisition Group in pursuing the proposal. The following officers of the Company are included in the Acquisition Group:
Steven P. Cloward, John B. Adams, Ronald H. Lautzenheiser, Dennis Fryer, Allen E. Jones, Kelley A. O'Reilly, Gregory L. Roquet, Thomas L. Staker, Philip J. Teigen, Bruce H. Ware and Bradley R. Findlay.

5. In October 1994, a member of the Office of the Chief Executive and President, Steven P. Cloward, together with a Senior Vice President - Operations of the Company, Thomas
L. Staker, became part owners in a corporation that owns a franchised Big O Tires retail store. During the fiscal year ended December 31, 1994, this store purchased approximately $91,000 in tires and other products from the Company on the same basis as other franchisees of the Company. Mr. Staker is also a 25% stockholder, Secretary, and Director in a corporation that has owned a franchised Big O Tires retail store since August 1982. During the fiscal year ended December 31, 1994, this store purchased approximately $423,000 in tires and other products from the Company on the same basis as other franchisees of the Company. In November 1993, the Company's Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, John B. Adams, became a part-owner of a limited liability company that owns a franchised Big O Tires retail store. During the fiscal year ended December 31, 1994, this store purchased approximately $437,000 in tires and other products from the Company on the same basis as other franchisees of the Company.

6. Robert K. Lallatin, who is a nominee for election as a director of the Company, is a part-owner of B & G Tire, Inc., an Idaho corporation, that has owned a franchised Big O Tires retail store in Idaho since November 1981. B & G Tire, Inc. acquired its second Idaho franchised Big O Tire retail store in August 1989. During the fiscal year ended December 31, 1994, these stores purchased approximately $1,146,000 in tires and other products from the Company on the same basis as other franchisees of the Company. Mr. Lallatin is also a part-owner of B & G Jackson Partnership, an Idaho general partnership that together with a subsidiary of the Company formed the B & G Teton Partnership that owned a franchised Big O Tires retail store in Wyoming from February 1992 to December 31, 1994. During the fiscal year ended December 31, 1994, this store purchased approximately $418,000 in tires and other products from the Company on the same basis as other franchisees of the Company. Effective December 31, 1994, B & G Jackson Partnership acquired its partner's interest in this Wyoming store for $123,568.

7. In February 1995, management of the Company was restructured, creating the Office of the Chief Executive. Members of the Office of the Chief Executive consist of the Company's Chairman, John E. Siipola, Vice-Chairman, Horst K. Mehlfeldt, and President, Steven P. Cloward. The Board of Directors is permitting the Company's President to devote a portion of his time to efforts to acquire the Company until such time as the Board of Directors advise otherwise. (See also Paragraph 4 of this section.) Concurrent with the restructuring of the Company's management, the Board of Directors approved a grant of stock appreciation rights ("SARs") on behalf of Messrs. Cloward, Mehlfeldt and Siipola. The Board of Directors believe that SARs provide strong incentives for its top executive officers for superior longer-term future performance. The SAR awards will increase or decrease in value based upon the future price of the Company's Common Stock. Subject to vesting requirements stipulated in the SAR agreements, each member of the Office of the Chief Executive received a grant of 100,000 share equivalent units (the "Units") each of which shall represent an equal, undivided interest in the future appreciation in the value of a share of the Company's Common Stock. Subject to vesting, each Unit entitles the recipient to receive, in cash only, the difference between the Base Value (or $13.875 per share) of a share of Common Stock and the Market Value of a share of Common Stock on the Exercise Date. The right to exercise any Units granted will not vest until August 16, 1995. Thereafter, the recipient's rights to exercise any Units granted shall vest at a rate of 16,662 Units on August 16, 1995 and at a rate of 2,777 Units on the 16th day of each month thereafter until January 16, 1998, at which time 2,805 unvested Units will vest.

   II.  PROPOSAL TO INCREASE NUMBER OF SHARES OF COMMON STOCK
             AVAILABLE UNDER LONG TERM INCENTIVE PLAN

The Board of Directors recommends that the Shareholders approve an increase in the number of shares of the Company's $.10 par value Common Stock that may be either available for restricted stock grants or issued upon the exercise of options granted under the Company's Long Term Incentive Plan (the "LTI Plan") from 220,000 shares to 320,000 shares. The purpose of the LTI Plan is to advance the interests of the Company and its shareholders by affording selected Officers, employees and Directors of the Company long-term awards of stock options and selected officers and employees, who may also be Directors, restricted stock grants. By thus encouraging such selected Officers, employees and Directors to become owners of Company Common Stock, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the growth and profitability of the Company may depend.

At the Company's 1991 Annual Meeting of Shareholders, the LTI Plan was approved by the Company's shareholders. In conjunction with the approval of the LTI Plan, up to 220,000 shares of the Company's authorized but unissued $.10 par value Common Stock were reserved for the grant of stock and options pursuant to the LTI Plan. As of April 10, 1995, the LTI Plan had 148,141 shares reserved for issuance upon the exercise of options granted under the LTI Plan and 38,206 restricted shares granted under the LTI Plan leaving a balance of 4,681 shares available for grant. Although the Company is requesting the shareholders to approve an increase in the number of shares of the Company's Common Stock that may be either available for restricted stock grants or issued upon the exercise of options granted under the Company's LTI Plan, the Company has not authorized any grants of restricted stock or options under the LTI Plan for 1995. Furthermore, there is no assurance that the Company will authorize grants under the LTI Plan in 1995 or thereafter. (See the "Long Term Incentive Plan" table.)

Stock Option Grants

The stock option provisions of the LTI Plan provide for the grant of non-qualified stock options which do not meet the requirements of "Incentive Stock Options" of the Internal Revenue Code of 1986, as amended ("Code"). Further, the stock options are not subject to the Employment Retirement Income Security Act of 1974.

The Committee (defined below) may grant stock options at an option price that may be higher, but not less, than 100% of fair market value and not less than the par value of the Company's Common Stock at the date of grant. The term of the stock options may be up to ten (10) years, but will terminate immediately if the participant's employment is terminated for any reason (other than involuntary termination without cause or termination due to disability or retirement) within six (6) months of the date of grant, or if the participant's employment is terminated voluntarily or for cause after six (6) months of the date of grant. Otherwise, the stock option will terminate three (3) months (or such date as the Committee may determine up to twelve
(12) months) after involuntary termination of employment, and in the case of disability or retirement, three (3) years after termination of employment as a result of such disability or retirement. In the event of the participant's death, the participant's estate or distributee will have fifteen (15) months after the date of the death of the participant or nine (9) months after the date the executor or administrator qualifies, whichever is longer, to exercise the options. A stock option will not be exercisable for at least three (3) years after its grant date, or such later time as the Committee determines to be appropriate. However, earlier exercise will be permitted in the event of termination of employment, disability, retirement or death, and in the event and upon the occurrence of a merger or consolidation of the Company with or into another corporation, a sale or transfer of all or substantially all of the assets of the Company to another corporation or to any other person or entity or a tender or exchange offer for shares of Common Stock made by any corporation, person or entity which the Company and a majority of the shareholders accept.

Restricted Stock Grants

The Committee may also grant to selected Officers and employees, who may also be Directors, shares of the Company's Common Stock, free of any purchase price or for such purchase price established by the Committee, but the Company's Common Stock so granted will be restricted against transfer and will be subject to forfeiture, vesting and to such other terms and conditions of the Committee intended to further the purpose of the LTI Plan. Upon grant of the restricted stock, the participant will have beneficial interest in, and rights and privileges of a stockholder, including the right to receive dividends and the right to vote such restricted stock. However, the restricted stock will actually be held by the Company for the account of the participant and the participant will not be permitted to receive a certificate for the restricted stock until he or she is vested.

Vesting for participants that have provided five (5) or more years of service on or before the grant date is as follows:

                Year(s) of                  Percentage
              Vesting Service               of Vesting

                  1                            20%
                  2                            40%
                  3                            60%
                  4                            80%
                  5                           100%

Vesting for participants that have provided less than five (5) years of service on or before the grant date is as follows:

                Year(s) of                  Percentage
              Vesting Service               of Vesting

                  1                             0%
                  2                             0%
                  3                            60%
                  4                            80%
                  5                           100%

However, the Committee may, in its sole discretion, determine performance criteria, which, if achieved, will cause all of the shares of restricted stock to vest in no less than three (3) years.

In the event of a merger or consolidation of the Company with or into another corporation, a sale or transfer of all or substantially all of the assets of the Company to another corporation or to any other person or entity, or a tender or exchange offer for shares of Common Stock made by any corporation, person or entity which the Company and a majority of its shareholders accept, vesting will immediately accelerate so that all restricted stock awards not then vested will be fully and completely vested in the participants. However, such acceleration will not apply and take effect: (a) as to all participants in the event of a merger or consolidation in which the Company is the surviving corporation and no shares of the Company's Common Stock are converted into or exchanged for securities, cash or any other thing of value, and (b) as to any participant participating in the purchase of substantially all of the assets of the Company or participating in the making of the tender or exchange offer for shares of the Company's Common Stock whether personally or through a corporation or other entity as a stockholder, owner, officer and/or director.

The shares of restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to being vested. Restricted stock not fully vested will be forfeited if the participant does not remain in the employment with the Company for the applicable vesting period. In the event of death or disability, the unvested portion of the restricted stock will immediately vest and a certificate for shares of such restricted stock will be delivered to the participant, participant's beneficiary or participant's estate. All other terminations of employment prior to vesting of all restricted stock awards will cause the participant to immediately forfeit all unvested restricted stock. An exception is made in the case of retirement in that the Committee may, in its discretion, allow the participant to retain some or all of the shares of restricted stock.

Administration of LTI Plan

The LTI Plan is to be administered by the Human Resources Committee of the Board of Directors or such other committee of the Board of Directors consisting of at least two (2) outside Directors (the "Committee"). No person who is an employee of the Company, or who, within one (1) year prior to appointment, was an employee of the Company is eligible to be a member of the Committee. Each person must also be a "disinterested person," under Rule 16b-3 of the Securities Exchange Act of 1934. The Committee will administer and interpret the LTI Plan and may establish and amend rules and regulations pertaining to the LTI Plan. The Committee will also select the participants and determine the amounts, times and forms of awards. The Committee may cancel any awards if the participant acts in a manner which the Committee determines to not be in the best interests of the Company. Any decision or action taken by the Committee will be final and conclusive.

Common Stock Subject to LTI Plan

Subject to shareholder approval, the Board has approved 320,000 shares of the Company's authorized but unissued $.10 par value Common Stock and/or treasury shares of such stock to be available for awards of stock options and restricted stock grants under the LTI Plan. If any stock option or portion thereof granted under the LTI Plan expires, is canceled or terminates for any reason without having been exercised in full, the remaining shares of the Company's Common Stock covered by such option will again be available for award under the LTI Plan. If a restricted stock grant is canceled or is forfeited for any reason, the remaining shares of Common Stock shall again be available for award under the LTI Plan.

Amendments

The Board of Directors may make such amendments to the LTI Plan as it deems advisable, except that the approval of the stockholders of the Company is required for any amendment which would (a) change the requirements as to eligibility for participants, (b) increase the number of shares subject to the LTI Plan, (c) change any of the provisions relating to vesting, stock options or restricted stock grants, or (d) extend the period during which stock options may be exercised.

In addition, the Board of Directors may not take any action without shareholder approval if such approval is required to maintain the stock options and restricted stock grants as exempt under Rule 16b-3 of the Securities Exchange Act of 1934.

Any modification, amendment or termination of the LTI Plan will not affect any stock options awarded or restricted stock granted pursuant to the LTI Plan.

Adjustments for Certain Events

In the event of a reduction or increase in the number of shares of the Company's Common Stock outstanding by means of recapitalization, mergers, combinations, exchanges of shares, spin offs, liquidations or reclassification or other similar changes in capitalization of the Company, without receipt or payment of consideration therefor in money, services or property, the number of shares of Common Stock then subject to outstanding stock option and restricted stock grants and the number of shares available for award under the LTI Plan will be adjusted proportionately, with any fractional shares eliminated by rounding up to the next share. If the Company is acquiring another corporation or other business entity and is assuming outstanding employee option grants and/or obligations to make future or potential grants under a prior existing plan of such acquired entity, or unusual economic conditions or major unforeseen events occur, similar adjustments to outstanding stock options and restricted stock awards are permitted at the discretion of the Committee. In the event of any other change affecting the Company's Common Stock, the Committee may make such adjustments as it should deem equitable to outstanding stock options and restricted stock awards to give proper effect to such events. The issue by the Company of shares of its Common Stock or stock of any other class or series, or securities convertible into shares of Common Stock of any class, for cash or property, or for labor or services, will not require adjustments with respect to stock options and restricted stock grants.

Federal Income Tax Consequences

Stock options granted pursuant to the LTI Plan are considered "non-qualified" under the Code and as such the granting of the options will not result in taxable income to the recipient nor in a deduction in computing the income tax liability of the Company.

Generally, in the case of non-qualified stock options, upon exercise, the excess of the fair market value of the shares acquired pursuant to the stock option as determined on the exercise date over the exercise price will be, (a) taxable to the recipient as ordinary income, and (b) deductible in computing the Company's federal income tax liability, subject to general rules relating to reasonableness of compensation.

As for restricted stock grants, the inclusion of the value of the Company's Common Stock in the officer's or key employee's income is required when rights in the stock become substantially vested, are transferable and not subject to a substantial risk of forfeiture. To the extent on the sale of the Company's Common Stock by an officer or employee, the officer or employee could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934, such officer's or employee's rights in the Company's Common Stock will be subject to a substantial risk of forfeiture and will be considered as not transferable. As vesting occurs and restrictions lapse under the terms and conditions of such grants, the officer or key employee receiving such restricted stock grants will realize income in an amount equal to the then fair market value of the Company's Common Stock, as determined on the date such grant vests and is no longer subject to a substantial risk of forfeiture, less any amount paid for such stock. Any appreciation from the time the restrictions lapse will be taxable to the officer or key employee upon the eventual sale of the stock. Additionally, dividends paid during the restricted period are treated as compensation. As for the Company, subject to the limitations as to the deductibility of payments of employee remuneration and excess parachute payments, ordinarily it will be entitled to a tax deduction at the time and in the same amount as taxable income is realized by the officer or key employee, provided the withholding requirements are satisfied. Thus, the Company will be entitled to a tax deduction for the full appreciable value of the shares of the Company's Common Stock at the time the restrictions lapse (less any amount paid for the stock by the officer or key employee).

Upon the sale of shares which are acquired by exercise of the stock options or through restricted stock grants, any gain or loss realized by the recipient will constitute short-term or long-term capital gain or loss depending on the holding period that such shares have been held since their issuance. Currently, the Code provides that these shares must be held more than one year in order to constitute a long-term capital gain or loss. In the case of an officer or a key employee who is subject to
Section 16(b) of the Securities Exchange Act of 1934 and who does not make the election to recognize income upon exercise of the stock option, the holding period for capital gains purposes will not commence until the officer or key employee recognizes such income.

In the event that the stock options become exercisable and/or the restricted stock grants are released in connection with a change in control of the Company, the income received may be deemed to have been received as an "excess parachute payment." Generally, an "excess parachute payment" results if the present value (i.e. based on a discount rate equal to 120% of the applicable Federal rate compounded semiannually) of the compensation received is contingent upon the change of control of a corporation or the ownership of a substantial portion of a corporation's assets (collectively "Change of Control") and exceeds an amount equal to three times the recipient's prior average base annual compensation for the five most recent taxable years ending prior to the date of such change in control, but only to the extent that the recipient is not able to establish by clear and convincing evidence that the amount received is reasonable compensation for services actually rendered prior to the Change of Control or to be rendered thereafter. In the event that the exercise of the stock options or the release of restricted stock grants is deemed an "excess parachute payment," such excess would not be deductible by the Company for Federal income tax purposes.

The recipient, in addition to ordinary income taxes or such "excess parachute payment," would also be subject to a special
20% excise tax.

Under the "excess remuneration" provisions of the Federal income tax law, the Company, as a publicly held corporation whose equity securities are required to be registered under Section 12 of the Securities Exchange Act of 1934, will be precluded from deducting employee remuneration which exceeds in any taxable year $1,000,000 paid to a "covered employee" [i.e. the Company's chief executive officer or an employee who is among the four highest compensated officers for the taxable year (other than the chief executive officer)].

The following table provides information as to the restricted stock grants and options that have been granted to the following persons as of April 10, 1995.

                    LONG TERM INCENTIVE PLAN<F1>

                     Dollar                             Number of
                   Value of               Market Value     Shares
                 Restricted  Restricted      of Shares Underlying
                      Stock       Stock     Underlying    Options
Name and Position    Grants      Grants      Options $    Granted

Steven P. Cloward  $156,338      11,370       $820,930     59,704
President and
Chief Executive
Officer

John B. Adams,     $103,840       7,552       $551,980     40,144
Executive Vice
President, Chief
Financial Officer,
Treasurer and
Assistant
Secretary

Thomas L. Staker,   $61,586       4,479        $69,231      5,035
Senior Vice
President -
Operations

Ronald H.           $48,056       3,495       $124,424      9,049
Lautzenheiser,
Vice President -
Business
Development

All Current        $518,347      37,698     $1,989,598    144,698
Executive Officers
as a Group
(Total of 10
persons)

All Current Non-     $6,985         508        $31,529      2,293
Executive Officers
as a Group
(Total of 3
persons)

All Employees,       $6,985         508        $47,479      3,453
Including All
Current Officers
Who Are Not
Executive Officers,
and 1 Non-Employee
Director as a
Group (Total of 4
persons)

<F1>  The market value is based on the Common Stock price of
$13.75 as of April 10, 1995.


The Board of Directors recommend a vote FOR approval of the amendment to the LTI Plan.


                      1994 ANNUAL REPORT ON FORM 10-K

PERSONS WHO BENEFICIALLY OWN SHARES OF THE COMPANY'S COMMON STOCK ON APRIL 10, 1995, WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1994 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SHOULD ADDRESS A WRITTEN REQUEST TO THE ATTENTION OF INVESTOR RELATIONS AT THE COMPANY'S ADDRESS AT 11755 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO 80111.

                             1996 ANNUAL MEETING

Shareholder proposals for inclusion in the Company's Proxy materials relevant to the next Annual Meeting of Shareholders must be received by the Company on or before December 31, 1995.

                             COMPANY ACCOUNTANTS

At the recommendation of the Audit Committee, the Board of Directors approved Deloitte & Touche, Certified Public
Accountants, to serve as the Company's independent accountants for the fiscal year ending December 31, 1995.

A representative of Deloitte & Touche is not expected to be present at the Annual Meeting of Shareholders.

                           SOLICITATION OF PROXIES

The solicitation of proxies in the form enclosed is made on behalf of the Board of Directors of the Company. The expenses of proxies, including preparing, handling, printing and mailing the proxy solicitation material, will be borne by the Company. Solicitation will be made only by use of the mails and, if necessary, to obtain a quorum for the Annual Meeting of Shareholders, officers and regular employees of the Company, or in addition, at the discretion of such officers, a professional proxy solicitor may make solicitations of proxies by telephone, by air courier, electronic telecommunications and personal interview. Management may use the services of its Directors, Officers and employees, in soliciting proxies, who will receive no compensation therefor in addition to their regular compensation, but who will be reimbursed for their out-of-pocket expenses incurred. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy solicitation material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies.

                               OTHER BUSINESS

The Company's Board of Directors does not know of any matters to be presented at the Annual Meeting of Shareholders other than the matters set forth herein. If any other business is properly presented to the meeting for action, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

This Proxy Statement is being sent to all shareholders of record as of April 10, 1995, pursuant to the direction of the Board of Directors of the Company.



Philip J. Teigen, Secretary
Englewood, Colorado
May 1, 1995

                            PROXY
                        BIG  O  TIRES, INC.
          PROXY  SOLICITED  BY  THE  BOARD  OF  DIRECTORS
           FOR  THE  ANNUAL  MEETING  OF  SHAREHOLDERS
                  TO  BE  HELD  ON  JUNE  7,  1995

The undersigned hereby appoint(s) John E. Siipola, Horst K. Mehlfeldt, Steven P. Cloward, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of common stock of Big O Tires, Inc. ("Company") at the Annual Meeting of Shareholders to be held at the Company's Sales and Service Center located at 875 American Pacific Drive, Henderson, Nevada 89014 on June 7, 1995, at 7:00 p.m., Pacific Daylight Time, and at any and all adjournments thereof, for the following purposes:

The Board of Directors recommends a vote FOR the election of nominees and FOR Proposal 2.

(1)  ELECTION OF DIRECTORS:

      [_] FOR all nominees listed below (except as marked to the contrary below).

      [_] WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:  TO  WITHHOLD  AUTHORITY  TO  VOTE  FOR  ANY
INDIVIDUAL  NOMINEE,  STRIKE  A  LINE  THROUGH  THE  NOMINEE'S
NAME  IN  THE  LIST  BELOW.

          Class II Directors:  Steven P. Cloward, Ralph J.
                               Weiger, C. Thomas Wernholm

          Class IV Director:  Robert K. Lallatin

(2)  PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S
     $.10 PAR VALUE COMMON STOCK THAT MAY BE AVAILABLE FOR
     GRANT OR ISSUED UPON THE EXERCISE OF OPTIONS GRANTED UNDER
     THE COMPANY'S LONG TERM INCENTIVE PLAN:

       [_]  FOR           [_]  AGAINST        [_]  ABSTAIN

(3)  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     SUCH OTHER BUSINESS AS MAY LAWFULLY COME BEFORE THE MEETING.

        [_]  FOR            [_]  AGAINST      [_]  ABSTAIN

         (Continued, and to be SIGNED, on the reverse side)

                   (Continued from other side)
The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned and ratify(ies) and confirm(s) all that said attorneys and Proxies may lawfully do by virtue hereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ABOVE.
It is understood that this Proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Shareholders to the undersigned.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Big O Tires, Inc. Annual Report for the fiscal year ended December 31, 1994.



                              Dated and Signed:



                    _____________________________, 1995



                    _____________________________________________



                    _____________________________________________
                    Signature of Shareholder(s)



                    Signature(s) must agree with the name(s) as indicated on the label affixed hereto. When shares are held by joint tenants, both should sign. If a partnership, please sign in partnership name by authorized person. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE SIGN AND RETURN THE PROXY TO:  INTERWEST TRANSFER
CO., INC., P.O. BOX 17136, SALT LAKE CITY, UTAH  84117.
THE  GIVING OF A PROXY WILL NOT AFFECT
YOUR  RIGHT  TO  VOTE  IN  PERSON  IF  YOU  ATTEND  THE  MEETING.